Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

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                                                                  177 MADISON AVENUE
                                 120 BROADWAY                MORRISTOWN, NEW JERSEY 07960
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WRITER'S DIRECT DIAL       NEW YORK, NEW YORK 10271               FAX: (973) 538-6448
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                                                                    (203) 425-1400
                             FAX: (212) 238-3100                  FAX: (203) 425-1410
                          http://www.emmetmarvin.com
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                                                                 August 23, 2006

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:            American Depositary Receipts for Ordinary
               Shares of China Wireless Technologies Limited
               ---------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Ordinary Shares of China Wireless Technologies Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This opinion may be used by you as an exhibit to the Registration
Statement.

                                                               Very truly yours,
                                                  /s/ Emmet, Marvin & Martin LLP
                                                     EMMET, MARVIN & MARTIN, LLP